Exhibit 99.1

Neuronetics Announces Selected Preliminary Unaudited Fourth Quarter and Full Year 2025 Financial Results

All values provided represent preliminary unaudited results

•	Fourth quarter 2025 revenue of $41.8 million, representing 86% year-over-year growth on an as reported basis and 23% year-over-year growth on an adjusted pro forma basis

•	Full year 2025 revenue of $149.2 million, representing 99% year-over-year growth on an as reported basis and 15% year-over-year growth on an adjusted pro forma basis

•	Achieved positive operating cash flow of $0.9 million in the fourth quarter 2025

•	Ended 2025 with total cash of $34.1 million, inclusive of cash, cash equivalents and restricted cash

MALVERN, Pa., Feb. 10, 2026 (GLOBE NEWSWIRE) — Neuronetics, Inc., (NASDAQ: STIM) (the “Company” or “Neuronetics”) a vertically integrated, commercial stage, medical technology and healthcare company with a strategic vision of transforming the lives of patients whenever and wherever they need help, with the leading neurohealth therapies in the world, today announced selected preliminary unaudited financial results for the fourth quarter and full-year 2025.

“We wrapped up 2025 with strong commercial execution during the fourth quarter across both segments of the business. We continue to see solid demand for NeuroStar systems and are proud to see our NeuroStar customers helping more patients in need. Our clinic business had another exciting quarter as we continue to optimize our operations while also driving significant revenue growth,” said Keith Sullivan, President and Chief Executive Officer of Neuronetics. “Importantly, we translated this strong revenue performance into positive operating cash flow during the quarter and maintained the strength of our balance sheet as we move into 2026.”

Selected Preliminary, Unaudited Fourth Quarter 2025 Financial Results

This press release assumes the acquisition between Greenbrook and Neuronetics occurred on January 1, 2024 and includes the following adjustments: The addition of assumed sales to Greenbrook through December 31, 2024 following the acquisition, the elimination of all Greenbrook sales and assumed sales for the year ended December 31, 2024 and the closure of all non-performing Greenbrook clinics on January 1, 2024.

Based on preliminary unaudited information that the Company expects to report:

Fourth quarter 2025 revenue was $41.8 million, a 23% increase as compared to the fourth quarter on an adjusted pro-forma basis and an 86% increase as compared to fourth quarter 2024 on an as reported basis.

Fourth quarter 2025 NeuroStar revenue was $18.3 million, up 9% on a pro-forma basis as compared to the same period in 2024. In the quarter, 49 NeuroStar Advanced Therapy systems were shipped.

Fourth quarter 2025 clinic revenue was $23.5 million, up 37% on an adjusted pro-forma basis as compared to the same period in 2024.

During the fourth quarter, the Company drove positive operating cash flow of $0.9 million, in line with previously issued guidance.

Selected Preliminary, Unaudited Full Year 2025 Financial Results

Based on preliminary unaudited information that the Company expects to report:

Full year 2025 revenue was $149.2 million, a 15% increase as compared to the full year on an adjusted pro-forma basis and a 99% increase as compared to full year 2024 on an as reported basis.

Full year 2025 NeuroStar revenue was $62.2 million, up 0.9% on a pro-forma basis as compared to 2024.

Full year 2025 clinic revenue was $87.0 million, up 28% on an adjusted pro-forma basis as compared to 2024.

The Company ended 2025 with $34.1 million of total cash, inclusive of cash, cash equivalents and restricted cash.

Fourth Quarter Earnings Call and Webcast Details

The Company plans to release fourth quarter 2025 financial and operating results prior to market open on Tuesday, March 17, 2026. The Company will host a conference call to review its results at 8:30 a.m. Eastern Time the same day.

About Neuronetics

Neuronetics, Inc. believes that mental health is as important as physical health. As a global leader in neuroscience, Neuronetics is delivering more treatment options to patients and physicians by offering exceptional in-office treatments that produce extraordinary results. NeuroStar Advanced Therapy (“NeuroStar Therapy”) is a non-drug, noninvasive treatment that can improve the quality of life for people suffering from neurohealth conditions when traditional medication has not helped. In addition to selling the NeuroStar Advanced Therapy System (the “NeuroStar System”) and associated treatment sessions to customers, Neuronetics operates Greenbrook treatment centers across the United States, offering NeuroStar Therapy, SPRAVATO, and other treatment modalities for the treatment of MDD and other mental health disorders.

NeuroStar Therapy is indicated for the treatment of depressive episodes and for decreasing anxiety symptoms for those who may exhibit comorbid anxiety symptoms in adult patients suffering from MDD and who failed to achieve satisfactory improvement from previous antidepressant medication treatment in the current episode. It is also cleared by the U.S. Food and Drug Administration as an adjunct for adults with obsessive-compulsive disorder and for adolescent patients aged 15 to 21 with MDD. Neuronetics is committed to transforming lives by offering an exceptional treatment that produces extraordinary results.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

Certain statements in this press release, including the documents incorporated by reference herein, include “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Statements in this press release that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “may,” “will,” “would,” “should,” “expect,” “plan,” “design,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “outlook” or “continue” as well as the negative of these terms and similar expressions. These statements include those relating to the Company’s business outlook and current expectations for upcoming quarters and fiscal year 2026, including with respect to revenue, expenses, growth, and any statements of assumptions underlying any of the foregoing items. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. These risks and uncertainties include, without limitation, risks and uncertainties related to: the effect of the transaction with Greenbrook TMS Inc. on our business relationships; operating results and business generally; our ability to execute our business strategy; our ability to achieve or sustain profitable operations due to our history of losses; our reliance on the sale and usage of our NeuroStar Advanced Therapy System to generate revenues; the scale and efficacy of our salesforce; our ability to retain talent; availability of coverage and reimbursement from third-party payors for treatments using our products; physician and patient demand for treatments using our products; developments in respect of competing technologies and therapies for the indications that our products treat; product defects; developments in clinical trials or regulatory review of the NeuroStar Advanced Therapy System for additional indications; developments in regulation in the U.S. and other applicable jurisdictions; potential effects of evolving and/or extensive government regulation; the terms of our credit facility; our ability to successfully roll-out our Better Me Provider Program on the planned timeline; our self-sustainability and existing cash balances; and our ability to maintain positive cash flow. For a discussion of these and other related risks, please refer to the Company’s recent filings with the SEC, which are available on the SEC’s website at www.sec.gov, including, without limitation, the factors described under the heading “Risk Factors” in Neuronetics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as may be updated or supplemented by subsequent Annual Reports that Neuronetics has filed or files with the SEC. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, or changes in the Company’s expectations.

Investor Contact:

Mike Vallie or Mark Klausner

ICR Healthcare

443-213-0499

ir@neuronetics.com

Media Contact:

EvolveMKD

646-517-4220

Non-GAAP Pro Forma and Adjusted Pro Forma Revenue Information (Unaudited)

The following table presents the Company’s pro forma operating results, giving effect to the acquisition of Greenbrook as if the transaction had occurred on January 1, 2024. These pro forma results are based on assumptions that management believes are reasonable under the circumstances. However, they are not necessarily indicative of the Company’s future performance. The pro forma financial information reflects the historical operating results of both the Company and Greenbrook, with all intercompany transactions eliminated. The adjusted pro forma results further reflect eliminations related to the closure of certain clinics in 2024. The pro forma data does not include the impact of any potential synergies or cost-saving initiatives resulting from the acquisition:

Three Months ended
December 31, 2024
(in thousands)
Neuronetics	$18,048
Greenbrook	18,004
Intercompany revenue	(1,272)

Total Pro forma	34,780
Adjusted for clinic closures	(839)

Adjusted Pro forma Revenue	$33,941

Twelve Months ended
December 31, 2024
(in thousands)
Neuronetics	$70,445
Greenbrook	75,496
Intercompany revenue	(8,831)

Total Pro forma	137,110
Adjusted for clinic closures	(7,673)

Adjusted Pro forma Revenue	$129,437